Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CONTANGO OPERATORS, INC., AS SELLER

AND

ROSETTA RESOURCES OFFSHORE, LLC,

AS BUYER

Grand Isle Block 72

OCS-G 26124 #1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into this 14th day of December, 2006 between CONTANGO OPERATORS, INC., a Delaware corporation (“Seller”) with an address at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 and ROSETTA RESOURCES OFFSHORE, LLC, a Delaware limited liability company (“Buyer”) with an address at 717 Texas, Suite 2800, Houston, Texas 77002. Buyer and Seller are collectively referred to herein as the “Parties” and sometimes individually referred to as a “Party.”

RECITALS:

A.	Seller desires to sell to Buyer certain oil, gas and mineral properties and other assets on the terms and conditions set forth in this Agreement.

B.	Buyer desires to purchase from Seller such assets on the terms and conditions set forth in this Agreement.

WITNESSETH:

In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.	SALE AND PURCHASE OF THE ASSETS.

1.1	Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller all of Seller’s right, title and interest in and to the following (collectively, the “Assets”):

(A)	(i) All of the leasehold interests, royalty interests, overriding royalty interests, payments out of production, reversionary rights, and contractual rights to production in and to the leases, subleases, assignments and other instruments described in Exhibit 1.1(A)-1 (collectively, “Leases”); (ii) those wells described in Exhibit 1.1(A)-2 (the “Wells”); (iii) all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases; (iv) any pooled or unitized acreage located in whole or in part within each Lease, including all Oil and Gas production from the pool or unit allocated to any such Lease and all interests in any wells within the unit or pool associated with such Lease, regardless of whether such unit or pool production comes from wells located within or without the Leases;

(B)	All of the oil and gas and associated hydrocarbons (“Oil and Gas”) in and under or otherwise attributable that are covered by the Leases and the Units or produced from the Wells;

(C)	To the extent assignable and applicable to the Assets, all licenses, servitudes, gas purchase and sale contracts (including interests and rights, if any, with respect to any prepayments, take-or-pay, buydown and buyout agreements) to the extent that the same pertain or relate to periods after the Effective Time, as hereinafter defined, crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are appurtenant to the Leases (collectively, the “Contracts”);

(D)	All of the real, personal and mixed property and facilities located in or on the Leases used solely in the operation thereof which are owned by Seller, in whole or in part, including, without limitation, well equipment; casing; tanks; crude oil, natural gas, condensate or products in storage severed after the Effective Time; tubing; compressors; pumps; motors; fixtures; machinery and other equipment; pipelines; field processing equipment; inventory and all other improvements used in the operation thereof (the “Related Assets”);

(E)	To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof; and

(F)	All of Seller’s files, records and data relating to the items described in subsections (A), (B), (C), (D) and (E) above (except geophysical and seismic records, data and information owned by or licensed to Seller) including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; geological, data, studies and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves; construction documents; well files and all related matters (collectively, the “Records”).

1.2	Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated herein those items listed in Exhibit 1.2 (the “Excluded Assets”).

1.3	Contracts and Records. Seller shall deliver to Buyer within ten (10) days after Closing all of the Contracts and Records. Seller shall have the right to make and retain copies of the Contracts and Records as Seller may desire prior to the delivery of the Contracts and Records to Buyer. Buyer, for a period of three years after the Closing, defined below, shall make available to Seller (at the location of such Contracts and Records in Buyer’s organization) access to such copies of the Contracts and Records as Buyer may have in its possession upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Contracts or Records by reason of clerical error or inadvertent loss or destruction of Contracts or Records.

2.	PURCHASE PRICE.

2.1	Purchase Price. The purchase price for the Assets is Seven Million Dollars ($7,000,000.00) (the “Base Purchase Price”), subject to the adjustments provided for herein.

2.2	Allocation. The Purchase Price shall be allocated to the Assets in accordance with the schedule set forth in Exhibit 2.2. Seller and Buyer covenant and agree that the values allocated to the various portions of the Assets, which are set forth on Exhibit 2.2 shall be binding on Seller and Buyer for the purposes of adjusting the Purchase Price for Preferential Rights.

2.3	Adjustments to the Base Purchase Price. At Closing, appropriate adjustments to the Base Purchase Price shall be made as follows in accordance with Section 4.1 (as adjusted, the “Purchase Price”). The Base Purchase Price shall be adjusted downward by:

(A)	an amount equal to the amount of proceeds derived from the sale of Oil and Gas, net of royalties and severance taxes paid by Seller, actually received by Seller and directly attributable to the Wells which are, in accordance with generally accepted accounting procedures, attributable to the period of time from and after the Effective Time;

(B)	an amount equal to all expenditures, liabilities and costs (whether capitalized or expensed) relating to the Assets (other than Taxes related to the Assets) that are unpaid as of the Closing Date and assessed for or attributable to periods of time prior to the Effective Time regardless of how such expenditures, liabilities and costs are calculated, provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the Closing Adjustment Statement, a reasonable estimate of such expenditures, liabilities and costs shall be used (and to such extent Buyer shall assume the liability and responsibility for payment therefor);

(C)	all amounts related to, Adverse Environmental Conditions as determined pursuant to Article 6, Preferential Rights as determined pursuant to Section 9.3 and Casualty Losses as determined pursuant to Section 15.1; and

(D)	any other amount agreed upon in writing by Seller and Buyer.

2.4	The Base Purchase shall be adjusted upward by:

(A)	an amount equal to all actual operating expenditures or prepaid expenses attributable to the Assets paid by or on behalf of Seller in connection with the operation of the Assets and which are, according to generally accepted accounting principles, attributable to the period of time between the Effective Time and the Closing Date; and

(B)	any other amount agreed upon in writing by Seller and Buyer.

3.	EFFECTIVE TIME AND CLOSING DATE.

3.1	Closing. Subject to the conditions precedent set forth at Articles 11 and 12 and any termination pursuant to Article 13 or Section 15.1, the sale and purchase of the Assets (“Closing”) shall be held on or before December 30, 2006 (“Closing Date”). The Closing will take place at the offices of Buyer at 717 Texas, Suite 2800, Houston, Texas 77002.

3.2	Delivery by Seller. At Closing, Seller shall deliver to Buyer:

(A)	Assignment and Bill of Sale, substantially in the form attached hereto as Exhibit 3.2(A), effecting the sale, transfer, conveyance and assignment of the Assets; and

(B)	Certification of Non-Foreign Status substantially in the form attached hereto as Exhibit 3.2(B).

(C)	A certificate, dated as of the Closing Date, in form and substance similar to Exhibit 3.2(C).

3.3	Delivery by Buyer. At Closing, Buyer shall deliver to Seller or Seller’s designee the Purchase Price apportioned between each individual Seller as set forth in the Closing Adjustment Statement by wire transfer in immediately available funds.

3.4	Further Cooperation. At the Closing and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

3.5	Effective Time: the sale shall be effective as of 7:00 a.m., local time of the location of the Assets on December 1, 2006.

3.6	Ownership Prior to Effective Time. Seller shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time. Seller shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets prior to the Effective Time, except as may otherwise be provided herein. Seller shall reserve the right to audit the records of the operator of the Assets and shall be entitled to recover and keep for its own account any and all monies attributable to any audit or accounting exceptions it may find relating to expenditures it made relating to the Assets for periods of time prior to the Effective Time.

3.7	Ownership After Effective Time. Buyer shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets after to the Effective Time, including the right to all Oil and Gas produced from or attributable to the Assets at and after the Effective Time. Buyer shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets after the Effective Time, except as may otherwise be provided herein.

4.	ACCOUNTING ADJUSTMENTS.

4.1	Closing Adjustments. With respect to matters that can be determined as of the Closing, Seller shall prepare, in accordance with the provisions of Article 2 and this Article 4, a statement (the “Closing Adjustment Statement”) with relevant supporting information setting forth each adjustment to the Base Purchase Price submitted by Seller. Seller shall submit the Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than two (2) business days prior to the scheduled Closing Date. Prior to the Closing, Buyer and Seller shall review the adjustments proposed by Seller in the Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Base Purchase Price at the Closing. When available, actual figures will be used for the adjustments at Closing. To the extent actual figures are not available, estimates shall be used subject to final adjustments as described in Section 4.2 below.

4.2	Post-Closing Adjustments.

(A)	A post-closing adjustment statement (the “Post-Closing Adjustment Statement”) based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing, proposing further adjustments to the calculation of the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party’s records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement.

(B)	Within sixty (60) days after receipt of the Post-Closing Adjustment Statement, Buyer shall deliver to Seller a written statement describing in reasonable detail its objections (if any) to any amounts or items set forth on or omitted from the Post-Closing Adjustment Statement. If Buyer does not raise objections within such period, then the Post-Closing Adjustment Statement shall become final and binding upon the Parties at the end of such period.

(C)	If Buyer raises objections, the Parties shall negotiate in good faith to resolve any such objections. If the Parties are unable to resolve any disputed item within thirty (30) days after Seller’s receipt of Buyer’s written objections to the Post-Closing Adjustment Statement, any such disputed item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Parties who shall be instructed to resolve such disputed item within thirty (30) days. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive, binding and non-appealable upon the Parties and the Post-Closing Adjustment Statement shall become final and binding upon the Parties on the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

(D)	After the Post-Closing Adjustment Statement has become final and binding on the Parties, Seller or Buyer, as the case may be, shall pay to the other such sums as are due to settle accounts between the Parties due to differences between the estimated Purchase Price paid pursuant to the Closing Adjustment Statement and the actual Purchase Price set forth on the Post-Closing Adjustment Statement.

4.3	Cooperation. Each Party covenants and agrees to promptly inform the other with respect to amounts owing under this Article 4.

5.	DUE DILIGENCE; TITLE MATTERS.

5.1	General Access. Prior to Closing, Seller shall:

(A)	Give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors reasonable access to the Leases (to the extent same are Seller operated) and other Assets during regular office hours for any and all inspections and investigations;

(B)	Use reasonable efforts to obtain and submit to Buyer or its representatives as promptly as practicable, copies of such documents as Buyer may reasonably request; and

(C)	Furnish to Buyer all other information with respect to the Assets as Buyer may from time to time reasonably request, unless Seller is prohibited therefrom by any agreement, contract, obligation or duty by which it is bound or by the necessity of any third party approval; provided that, if requested by Buyer, Seller shall use reasonable efforts to obtain the waiver of any such prohibition or the granting of any such approval.

5.2	Covenants Relating to Title. From and after the Effective Time, Seller covenants and agrees to:

(A)	Obtain all consents, approvals, waivers (including preferential rights) and agreements of all other parties and governmental authorities (other than approvals of the assignment of the Leases which must be obtained after Closing, including approval of the Minerals Management Service) which are necessary to effect the transactions provided for herein, including the assignment and transfer to Buyer of the ownership of the Assets; and

(B)	Make all filings which must be made and record all instruments that may be recorded to accurately reflect Seller’s current interests in the Assets.

5.3	Seller’s Title.

(A)	For the purpose of computing adjustment to the Purchase Price, Seller hereby warrants and represent to Buyer that Seller’s title to the Assets as of the Effective Time (and as of the Closing Date) will be good and marketable, and defined in 5.4; and

(B)	The documents to be executed and delivered by Seller to Buyer transferring the Assets to Buyer shall be subject to the Permitted Encumbrances and shall be substantially in the form set forth in Exhibit 3.2(A). Such documents shall provide that Seller shall warrant and defend the Assets unto Buyer against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. However, all of Seller’s interests in the Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

5.4	Good and Marketable Title. As used herein the term “good and marketable title” shall mean:

(A)	As to each of the Wells, that record title or operating rights of Seller which:

(i)	entitles Seller to receive from each Lease or Well not less than the interests shown in Exhibit 1.1(A)-2 as the “Net Revenue Interest” of all Oil and Gas produced, saved and marketed from each Lease or Well and of all Oil and Gas produced, saved and marketed from any unit of which each Lease or Well is a part and allocated to such Well, all without reduction, suspension or termination of the Net Revenue Interest in each Lease or Well throughout the duration of the Lease upon which such Well is located, except as stated in such Exhibit; and

(ii)	obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, each Well not greater than the “Working Interest” shown in Exhibits 1.1(A)-2 (without a proportionate increase in the Net Revenue Interest), all without increase of the Working Interest in each Well throughout the duration of the Lease upon which such Well is located, except as stated in such Exhibit.

(B)	That title of Seller to the Assets:

(i)	at or prior to Closing, is free and clear of liens and encumbrances (except for Permitted Encumbrances as defined in subsection (ii) below) and (a) with respect to real property interests to be transferred to Buyer, real property interests are of record (or deemed to be of record, constructively or otherwise) in the relevant counties or governmental offices; and (b) with respect to any Asset subject to Preferential Rights and consent rights, such rights have been waived and consents obtained from all necessary third parties;

(ii)	as used herein the term “Permitted Encumbrances” shall mean any one (1) or more of the following described below or created or described in documents described below:

(1)	The terms and conditions of the Leases, including without limitation lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and similar burdens, if the net cumulative effect of the burdens does not operate to reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest for such Well set forth in Exhibit 1.1(A)-2;

(2)	The division orders and sales contracts terminable without penalty upon no more than ninety (90) days notice to the purchaser;

(3)	Preferential Rights and required third party consents to assignment and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting any such right has expired without an exercise of the right;

(4)	All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

(5)	Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease;

(6)	All operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Assets that are of record in Seller’s chain of title;

(7)	All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

(8)	All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets that individually or in the aggregate are not such as to materially interfere with the operation, value or use of any of the Assets, do not prevent Buyer from receiving the proceeds of production from any of the Wells, do not reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest set forth in Exhibit 1.1(A)-2 for such Well, and/or do not materially increase the portion of the costs and expenses relating to any Well that Seller is obligated to pay above the Working Interest set forth in Exhibit 1.1(A)-2 for such Well (without a proportionate increase in Net Revenue Interest);

(9)	Any Title Defect for which Buyer receives a Purchase Price Adjustment; and

(10)	Any Environmental Defect for which Buyer receives a Purchase Price Adjustment.

5.5	Defect Letters.

(A)	Buyer may from time to time and no later than ten (10) days prior to Closing notify Seller in writing (a “Notice”) of any liens, charges, contracts, obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be good and marketable as defined in Section 5.4 hereof, or which would cause a breach of a representation or warranty of Seller (“Title Defect”). In order to provide Seller a reasonable opportunity to cure any Title Defects prior to Closing, Buyer shall use reasonable efforts to provide the Notice as soon as reasonably possible after becoming aware of or making its determination of the Title Defect.

(B)	In the Notice, Buyer must describe with reasonable detail each alleged Title Defect it has discovered and the steps required to cure each Title Defect, and include all data and information in Buyer’s possession or control bearing thereon.

(C)	Upon timely delivery of a Notice by Buyer:

(i)	within five (5) days after Seller’s receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer’s claimed Title Defects (“Seller’s Response”). If Seller does not agree with any claimed Title Defect, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters;

(ii)	within three (3) days after Seller’s notice of its cure of a Title Defect, Buyer shall notify Seller whether Buyer agrees with Seller’s proposed cure of a Title Defect (“Buyer’s Response”). If Buyer does not agree with any such cure, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters.

5.6	Effect of Title Defect. In the event Buyer provides Seller with a timely Notice and the Title Defects are valid, for those Title Defects not cured by Closing, Buyer may, at its sole discretion, not Close on the Asset to which the Title Defect relates.

6.	ENVIRONMENTAL ASSESSMENT.

6.1	Physical Condition of the Assets. The Assets have been used for oil and gas drilling and production operations and possibly for the storage and disposal of waste materials or hazardous substances related to standard oil field operations. Physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets. Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Assets nor the effect any such use has had on the physical condition of the Assets. Pursuant to the Safe Water Drinking and Toxic Enforcement Act of 1986, Buyer is hereby notified and assumes the risk that detectable amounts of chemicals known to cause cancer, birth defects and other reproductive harm may be found in, on or around the Assets. Buyer shall assume the risk that the Assets may contain waste or contaminants and that adverse physical conditions, including the presence of waste or contaminants, may not have been revealed by Buyer’s investigation. All responsibility and liability related to disposal, spills, waste or contamination on or below the Assets shall be transferred from Seller to Buyer.

In addition, Buyer acknowledges that some oil field production equipment located on the Assets may contain asbestos and/or naturally occurring radioactive material (“NORM”). In this regard, Buyer expressly understands that NORM may affix or attach itself to inside of wells, materials and equipment as scale or in other forms, and that wells, materials and equipment located on the Assets described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Assets. Buyer also expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Assets where they may be found, and that Buyer assumes all liability when such activities are performed.

6.2	Inspection and Testing.

(A)	Prior to Closing, Buyer shall have the right, at its sole cost and risk, to conduct a Phase I environmental assessment of the Assets to the extent that Seller has the authority to grant such right to Buyer; provided that Seller shall have the right to review and approve any plan to conduct such an environmental assessment, with such approval not to be unreasonably withheld, delayed or conditioned by Seller. Any data obtained shall be immediately provided to Seller, including any reports and conclusions. Seller and Buyer shall keep all information strictly confidential whether or not Closing occurs, except as may be required pursuant to any Environmental Laws.

(B)	Buyer waives and releases all claims against Seller, its parent and subsidiary companies, and each of their respective directors, officers, employees, agents and other representatives and their successor and assigns (collectively, the “Seller Group”), for injury to or death of persons, or damage to property, arising in any way from the exercise of rights granted to Buyer hereby or the activities of Buyer or its employees, agents or contractors on the Assets. BUYER SHALL INDEMNIFY THE SELLER GROUP AGAINST AND HOLD EACH AND ALL OF SAID INDEMNITEES HARMLESS FROM ANY AND ALL LOSSES WHATSOEVER ARISING OUT OF (I) ANY AND ALL STATUTORY OR COMMON LAW LIENS OR OTHER ENCUMBRANCES FOR LABOR OR MATERIALS FURNISHED IN CONNECTION WITH SUCH TESTS, SAMPLINGS, STUDIES OR SURVEYS AS BUYER MAY CONDUCT WITH RESPECT TO THE ASSETS; AND (II) ANY INJURY TO OR DEATH OF PERSONS OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE ASSETS AS A RESULT OF SUCH EXERCISE OR ACTIVITIES.

(C)	“Environmental Laws” means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to: (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants; (ii) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease; or (iii) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

6.3

Notice of Adverse Environmental Conditions. No later than ten (10) days prior to Closing, Buyer shall notify Seller in writing of any Adverse Environmental Condition with respect to the Assets. Such notice shall describe in reasonable detail the Adverse Environmental Condition and include the estimated Environmental Defect Value attributable thereto (the “Environmental Defect Notice”). The “Environmental Defect Value” attributable to any Adverse Environmental Condition shall be the estimated amount (net of Seller’s interest) of all reasonable costs and claims associated with the existence, Remediation or correction of the Adverse Environmental Conditions, as reasonably determined and estimated by Buyer. The term “Adverse Environmental Condition” means (i) the failure of the Assets to be in material compliance with all applicable Environmental Laws; (ii) the Assets being subject to any agreements, consent orders, decrees or judgments currently in existence based on any Environmental Laws that negatively and materially impact the future use of any portion of the Assets or that require any material change in the present conditions of any of the Assets; or (iii) the Assets being subject to any material uncured notices of violations of or material non-compliance with any applicable Environmental Laws.

6.4	Rights and Remedies for Adverse Environmental Conditions. With respect to any Adverse Environmental Conditions affecting one or more of the Assets which exceed the Environmental Defect Hurdle Rate, Buyer may (i) request that Seller cure the Adverse Environmental Conditions, but Seller will have no obligation to do so; or (ii) proceed to Closing and adjust the Base Purchase Price in an amount equal to the applicable Environmental Defect Value. If Seller and Buyer are unable to agree no later than five (5) days prior to Closing on the curative measures or an adjustment to the Base Purchase Price either Party may elect to terminate this Agreement. The term “cure” means, with respect to any Adverse Environmental Condition, the undertaking and completion of those actions and activities necessary to remediate such Adverse Environmental Condition to the degree sufficient that such environmental condition no longer constitutes an Adverse Environmental Condition as defined above.

7.	REPRESENTATIONS AND WARRANTIES OF SELLER.

7.1	Seller’s Representations and Warranties. Subject to the disclosures set forth in the Exhibits referred to in this Article 7, Seller represents and warrants (which representations and warranties shall not survive the Closing hereof) as follows:

(A)	Status. Contango Operators, Inc. is a Delaware corporation, duly organized, validly existing, is duly qualified to do business, and in good standing under the laws of the State of Texas.

(B)	Authority. Seller owns the Assets and has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement.

(C)	Validity of Obligations. This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

(D)	Title. Seller has good and marketable title to the Assets and the interests in the Lease are true, correct, complete and in full force and effect.

(E)

AFE’s. With respect to the joint, unit or other operating agreements relating to the Assets, to the best of Seller’s knowledge: (i) there are no outstanding calls or payments under authorities for expenditures for payments relating to the Assets and which are due or which Seller has committed to make which have not been made, except as provided in Exhibit 7.1(E); (ii) Seller has informed Buyer of the status of all operations by less than all parties; and (iii) there are no operations under the operating agreements with respect to which Seller has become a non-consenting party.

(F)	Contractual Restrictions. Except to the extent otherwise permitted by this Agreement, Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, or storage of the same relating to the Assets which Buyer shall be obligated to honor and make deliveries of Oil and Gas or pay refunds of amounts previously paid under such contracts or arrangements.

(G)	Litigation. To the best of Seller’s knowledge, except as set forth in Exhibit 7.1(G), there is no suit or action pending, arising out of, or with respect to the ownership, operation or environmental condition of the Assets that would have a material adverse affect upon the Assets.

(H)	Permits and Consents. To the best of Seller’s knowledge, with respect to Assets for which Seller is the operator, Seller (i) has acquired all permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies to conduct operations on the Assets in material compliance with applicable laws, rules, regulations, ordinances and orders; and (ii) is in compliance with all such permits, licenses, approvals and consents and with applicable Environmental Laws.

(I)	Broker’s Fees. Seller is not aware of any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement and Buyer shall have no responsibility for any such obligation created by Seller.

(J)	No Loans. There are no material borrowings, loan agreements, promissory notes, pledges, mortgages, guaranties, liens and similar liabilities (direct and indirect) which are secured by or constitute an encumbrance on the Assets.

(K)	No facts. Seller is not aware of any facts relating to the past or present condition of the Assets which may result in a suit, action claim, investigation or inquiry with respect to Environmental Laws or regulations or other legal requirements thereunder.

(L)	As of the Closing Date, no person shall have any call upon, option to purchase or similar rights with respect to any portion of the production from the Leases.

(M)	As of the Closing Date there shall be no preferential rights providing a third party the option to purchase any of the Assts which have not otherwise been released or waived.

(N)	No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or to the best of Seller’s knowledge, threatened against Seller.

7.2	Scope of Representations of Seller.

(A)	Information About the Assets. EXCEPT AS SET FORTH IN THIS ARTICLE 7 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION SEISMIC DATA AND SELLER’S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) THE TAX ATTRIBUTES OF ANY ASSET.

(B)	Waiver of Deceptive Trade Practices Acts. BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT SECTION 17.41 et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES, TO THE EXTENT THEY HAVE APPLICABILITY TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. AFTER CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

8.	REPRESENTATIONS AND WARRANTIES OF BUYER.

8.1	Buyer’s Representations and Warranties. Buyer represents and warrants (which representations and warranties shall survive the Closing) as follows:

(A)	Status. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B)	Authority. Buyer has the power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement.

(C)	Validity of Obligations. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer’s charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing). This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms.

(D)	Qualification and Bonding. Buyer is in compliance with the bonding and liability insurance requirements in accordance with all applicable state or federal laws or regulations and that it is and henceforth will continue to be qualified to own any federal, Indian or state oil and gas leases that constitute part of the Assets.

(E)	Non-Security Acquisition. Buyer intends to acquire the Assets for its own benefit and account and is not acquiring said Assets with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and that if, in the future, it should sell, transfer or otherwise dispose of said Assets or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws.

(F)	Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to Seller at the Closing.

(G)	Broker’s Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

9.	CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

9.1	Maintenance of Assets. From the date of this Agreement until Closing, Seller agrees that, for those Wells which Seller operates, it shall:

(A)	Use commercially reasonable efforts to maintain and keep the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments.

(B)	Except to the extent necessary or advisable to avoid forfeiture or penalties, not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any Well, nor commence any drilling, reworking or completing or other operations on the Leases (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the terms of this paragraph (D) shall not apply to any expenditures of Seller which will not be charged to Buyer.

(C)

Not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (i) enter into any agreement or arrangement (other than one constituting a Permitted Encumbrance) transferring, selling or encumbering any of the Assets; (ii) grant any preferential or other right to purchase or agree to require the consent of any party not otherwise required to consent to the transfer and assignment of the Assets to Buyer; (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein (including any disclosed AFEs covering the Assets).

(D)	Promptly, provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (e.g., a farmout) with respect to the Assets.

9.2	Consents. By Closing Date, Seller shall use commercially reasonable efforts to obtain all such permissions, approvals and consents by governmental authorities and others which are obtainable by Closing and are required to vest good and marketable title to the Assets in Buyer or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the Effective Time, including all such orders or letters as may be necessary or desirable to the Minerals Management Service.

9.3	Preferential Rights. Seller agrees that it will obtain waivers of all preferential rights to purchase (“Preferential Rights”) applicable to the transaction contemplated hereby. In the event a third party exercises a Preferential Right, the Base Purchase Price shall be adjusted by subtracting the value of the exercised Preferential Right. If the time period for a third party to exercise a Preferential Right does not expire by the Closing Date, Buyer may holdback the value of such Preferential Right Asset (and such Asset shall not be conveyed at Closing) until either the Preferential Right is exercised or the Preferential Right is unequivocally unexercised and the time period to exercise it has expired, and as the case may be, the Base Purchase Price shall be adjusted downward or the amount held back shall be paid to Seller and the Asset conveyed to Buyer.

9.4	Cooperation. Seller will cooperate with Buyer to assist Buyer in carrying out the agreements of Buyer hereunder.

10.	CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

10.1	Cooperation. Buyer will cooperate with Seller to assist Seller in carrying out the agreements of Seller hereunder.

11.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at Buyer’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

11.1	No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

11.2	Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true in all material aspects as of the Closing as if such representations and warranties were made as of the Closing Date and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

11.3	Consents. All necessary permissions, approvals and consents which are obtainable by the Closing shall be in full force and effect.

11.4	No Substantial Changes. Between the date hereof and the Closing, no substantial changes shall have occurred in operations or anticipated expenditures for platforms, facilities, equipment or pipelines.

12.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

12.1	No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

12.2	Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true in all material aspects as of the Closing, as if such representations and warranties were made as of the Closing Date and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

13.	TERMINATION.

13.1	Causes of Termination. This Agreement and the transactions contemplated herein may be terminated:

(A)	At any time by mutual consent of the Parties.

(B)	By either Party if the Closing shall not have occurred by December 30, 2006, despite the good faith reasonable efforts of the Parties, and if the Party desiring to terminate is not in breach of this Agreement.

(C)	By either Party as provided in 6.4(A) pertaining to Adverse Environmental Conditions.

(D)	By either Party in the event of a Casualty Loss pursuant to Section 15.1(B).

(E)	By Buyer at its election if any Title Defect remains uncured.

(F)	By Buyer if, on the Closing Date, any of the conditions set forth in Article 11 hereof shall not have been satisfied or waived.

(G)	By Seller if, on the Closing Date, any of the conditions set forth in Article 12 hereof shall not have been satisfied or waived.

13.2	Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 13 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and neither Party shall have any further right, duty or liability to the other hereunder. Upon termination, Buyer agrees to use its best efforts to return to Seller or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

14.	INDEMNIFICATION.

14.1	Assumed Obligations. Buyer shall not assume, be obligated to or be liable for any liabilities of Seller, whether known or unknown, absolute or contingent, including without limitation, any claims, demands, obligations or expenses of any kind whatsoever occurring, arising out of or relating to Seller’s (or Seller’s predecessors in title) interest in the Assets prior to the Effective Time, including but not limited to exploration or drilling costs, expenses or liabilities, Environmental Laws, tax, securities law, personal injury, bonus or rental payments and other contractual liabilities.

14.2	INDEMNIFICATION BY SELLER. SELLER AGREES TO, THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS BUYER, ITS PARENT AND AFFILIATE AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE “BUYER GROUP”) FROM AND AGAINST THE FOLLOWING: ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS’ FEES OF WHATSOEVER NATURE (INDIVIDUALLY A “LOSS” AND COLLECTIVELY, THE “LOSSES”) ARISING FROM OR RELATING TO SELLER’S OWNERSHIP OF THE ASSETS ON OR PRIOR TO THE EFFECTIVE TIME, INLCUDING WITHOUT LIMITATION (i) DAMAGES TO PERSONS OR PROPERTY; (ii) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL, SECURITIES, SAFETY, HEALTH LAWS (WHETHER FEDERAL, STATE, OR LOCAL); (iii) THE BREACH OF ANY REPRESENTATION, COVENANT OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT; (iv) THE VIOLATION BY SELLER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE SELLER; (v) CLAIMS OF SELLER’S CO-OWNERS, PARTNERS AND JOINT VENTURERS; (vi) CLAIMS ARISING OUT OF ANY TAX AUDITS; (vii) THE IMPROPER PAYMENT OF RENTALS UNDER THE LEASE; AND (viii) THE RESPONSIBILITY RELATED TO ALL DISPOSAL, SPILLS, WASTE OR CONTAMINANTS ON OR BELOW THE ASSETS ON OR PRIOR TO THE EFFECTIVE DATE.

14.3	Seller’s indemnification obligations shall not cover any liabilities, duties and obligations relating to properly plugging and abandoning wells, removal of all pipelines, equipment,

and platforms and related facilities now or hereafter located on the Assets. Buyer hereby assumes and agrees to perform and discharge Seller’s liabilities and obligations to properly plug and abandon all Wells, and to disassemble and remove all platforms, flowlines, related facilities and equipment now or hereafter located on the Leases and perform site clearance in accordance with applicable laws and regulations.

14.4	INDEMNIFICATION BY BUYER. UPON CLOSING, BUYER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER, ITS PARENT AND AFFILIATE AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE “SELLER GROUP”) FROM AND AGAINST THE FOLLOWING: ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS’ FEES OF WHATSOEVER NATURE (INDIVIDUALLY A “LOSS” AND COLLECTIVELY, THE “LOSSES”) ARISING FROM OR RELATING TO BUYER’S OWNERSHIP OF THE ASSETS ON OR AFTER THE EFFECTIVE TIME, INLCUDING WITHOUT LIMITATION, (I) DAMAGES TO PERSONS OR PROPERTY; (II) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL, SECURITIES, SAFETY OR HEALTH LAWS (WHETHER FEDERAL, STATE, OR LOCAL); (III) THE BREACH OF ANY REPRESENTATION, COVENANT OR WARRANTY OF BUYER SET FORTH IN THIS AGREEMENT; (IV) THE VIOLATION BY SELLER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE BUYER; (V) CLAIMS OF BUYER’S CO-OWNERS, PARTNERS AND JOINT VENTURERS; (VI) CLAIMS ARISING OUT OF ANY TAX AUDITS; (VII) THE IMPROPER PAYMENT OF RENTALS OR ROYALTIES ATTRIBUTABLE TO THE ASSETS UNDER THE LEASE; AND (VIII) THE RESPONSIBILITY RELATED TO ALL DISPOSAL, SPILLS, WASTE OR CONTAMINANTS ON OR BELOW THE ASSETS ON OR PRIOR TO THE EFFECTIVE DATE.

14.5	PHYSICAL INSPECTION. BUYER INDEMNIFIES AND AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER GROUP FROM AND AGAINST ANY AND ALL LOSSES ARISING FROM BUYER’S INSPECTING AND OBSERVING THE ASSETS, INCLUDING (A) LOSSES FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS AND REPRESENTATIVES, AND DAMAGE TO THE PROPERTY OF BUYER OR OTHERS ACTING ON BEHALF OF BUYER; AND (B) LOSSES FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE SELLER GROUP OR THIRD PARTIES, AND DAMAGE TO THE PROPERTY OF THE SELLER GROUP OR THIRD PARTIES. THE FOREGOING INDEMNITY INCLUDES, AND THE PARTIES INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE SELLER GROUP FROM AND AGAINST LOSSES ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE ASSETS OR THE SELLER GROUP’S SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR FAULT.

14.6	Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 14. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 14, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 14, neither Party shall, without the other Party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

14.7	Survival. The indemnity, defense, hold harmless, and release obligations in this Agreement shall survive the Closing Date.

15.	MISCELLANEOUS.

15.1	Casualty Loss.

(A)	An event of casualty means volcanic eruptions, acts of God, terrorist action, fire, explosion, earthquake, wind storm, hurricane, tropical storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation and seizure (a “Casualty”). A Casualty does not include depletion due to normal production and depreciation or failure of equipment or casing.

(B)

If, prior to Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets in excess of ten percent (10%) of the Base Purchase Price (“Casualty Loss”), Buyer or Seller may elect to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at the sole option of Buyer, (i) at the Closing, Seller shall pay to Buyer all sums paid to

Seller by reason of such Casualty Loss; provided, however, that the Base Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss or (ii) Buyer may adjust the Base Purchase Price downward by the value of the Casualty Loss. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such Casualty Loss without first obtaining the written consent of Buyer.

(C)	For purposes of determining the diminution in value of an Asset as a result of a Casualty Loss, the Parties shall use the same methodology as applied in determining the diminution in value of an Asset as a result of a Title Defect as set forth in Section 5.5.

15.2	Confidentiality.

(A)	Prior to Closing, to the extent not already public, Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, seismic data, reports and maps, the results and findings of Buyer with regard to its due diligence associated with the Assets (including without limitation with regard to due diligence associated with environmental and title matters) and other data relating to the Assets (collectively, the “Confidential Information”). Buyer acknowledges that, prior to Closing, all Confidential Information shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of Seller.

(B)	In the event of termination of this Agreement for any reason, Buyer shall not use or knowingly permit others to use such Confidential Information in a manner detrimental to Seller, and will not disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to Seller or to a governmental agency pursuant to a valid subpoena or other order or pursuant to applicable governmental regulations, rules or statutes.

15.3	Notice. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested or by prepaid overnight delivery service, or by facsimile addressed to the Party for whom intended at the following addresses:

SELLER:

Contango Operators, Inc.
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098
Attn:	Kenneth R. Peak
Tel:	713-960-1901
Fax:	713-960-1065

BUYER:

Rosetta Resources Offshore, LLC
717 Texas, Suite 2800
Houston, Texas 77002
Attn:	Charles F. Chambers
Tel:	(713) 335-4105
Fax:	(713) 335-4136

or at such other address as any of the above shall specify by like notice to the other.

15.4	Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its or its affiliates’ publicly-traded securities (in which case the disclosing Party shall use all reasonable efforts to advise the other Party, and give the other Party an opportunity to comment on the proposed disclosure, prior to making the disclosure).

15.5	COMPLIANCE WITH EXPRESS NEGLIGENCE TEST. THE PARTIES AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF THE INDEMNIFYING PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PERSON(S), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

15.6	Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement shall be submitted to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Harris County, Texas.

15.7	Exhibits. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

15.8	Fees, Expenses, Taxes and Recording.

(A)	Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from the other Party, except as otherwise provided in this Agreement.

(B)	Buyer shall pay any filing or recording fees required in connection with the transactions contemplated by this Agreement.

(C)	Sales and use tax, or any other transfer tax, if any, due in connection with the transactions represented by this Agreement shall be paid by the Party upon which such tax is imposed by law.

15.9	Assignment. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a deferred exchange for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.

15.10	Entire Agreement. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

15.11	Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

15.12	Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

15.13	Counterpart Execution. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

15.14	Waiver of Certain Damages. Each of the Parties hereby waives and agrees not to seek consequential or punitive damages with respect to any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof.

15.15	Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by both parties. Any party hereto may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

-Signature Page Follows-

Executed as of the day and year first above written.

SELLER:

CONTANGO OPERATORS, INC.

By:
Kenneth R. Peak
Chairman and Secretary

BUYER:

ROSETTA RESOURCES OFFSHORE, LLC

By:
B. A. Berilgen
President & Chief Executive Officer

Exhibit 1.1(A)-1

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

Oil and gas Lease No. OCS-G 26124 dated effective May 1, 2004, by and between the United States of America, Lessor and Contango Offshore Exploration LLC, Lessee, covering all of Block 72, Grand Isle Area, OCS Leasing Map, Louisiana Map No. 7, INSOFAR AND ONLY INSOFAR AS SAID LEASE BEARS UPON THE FOLLOWING:

(1) 25% of 100% Record Title Interest Rights covering the Southwest Quarter of said Block 72, from the surface of the earth down to a subsurface vertical measured depth of 11,000’; and

(2) 25% of 100% Record Title Interest Rights covering all of said Block 72 limited to depths lying below the subsurface vertical measured depth of 11,000’.

Exhibit 1.1(A)-2

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

The existing well(s) located on the Lease (the “Well”) and more fully described as:

Well Name	API	Operator	WI	NRI
OCS–G 26124 #1	17-7174095600	Contango Operators, Inc.	25%	20%

Exhibit 1.2

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

Excluded Assets

None

Exhibit 2.2

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

Well Name & Leasehold	Allocated Value
(1) 25% Record Title interest in SW/4, GI 72 from surface to 11,000’ and the OCS–G 26124 #1 wellbore and associated productive zones	$5,500,000.00
(2) 25% Record Title interest in all of GI 72 below 11,000’	$1,500,000.00

$7,000,000.00

Exhibit 3.2(A)

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

U. S. Department of the Interior Minerals Management Service	OMB Control Number: 1010-0006 OMB Approval Expires: March 31, 2007

OCS-G 26124
Lease No.
ASSIGNMENT OF OPERATING RIGHTS INTEREST IN FEDERAL OCS OIL AND GAS LEASE	May 1, 2004
Lease Effective Date

Part A: Assignment

Legal description of Operating Rights Assigned:

The North One-Half (N/2) and the Southeast Quarter (SE/4) of Block 72, Grand Isle Area, as shown on OCS Leasing Map, Louisiana Map No. 7, Limited from the surface down to the total vertical subsurface depth of 11,000 feet.

Assignor(s) does hereby sell, assign, transfer, and convey unto Assignee(s) the following undivided right, title and interest:

Insert name and Company number of each Assignor and Assignee.

Assignor(s):	Percentage Interest Conveyed
Rosetta Resources Offshore, LLC (02852)	25.00%

Assignee(s):	Percentage Interest Received
Contango Operators, Inc. (02503)	25.00%

The approval of this assignment is restricted to operating rights only. This assignment does not affect record title interest.

☒	Exhibit “A,” which sets forth other provisions between Assignor(s) and Assignee(s), is attached to and made a part of this assignment.

For MMS Use only — Do Not Type Below This Line

This Assignment of Operating Rights Interest has been filed as of the date stamped on this document and hereby approved by the Minerals Management Service on the date below.

By
	Authorized Official for MMS	Title	Approval Date

Paperwork Reduction Act of 1995 (PRA) Statement: The PRA (44 U.S.C. 3501 et seq.) requires us to inform you that we collect this information to use in the adjudication process involved in leasing and lease operations. The MMS uses the information to track ownership of leases in the Federal OCS. Responses are mandatory (43 U.S.C. 1334). Proprietary data are covered under 30 CFR 250.196. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB Control Number. Public reporting burden of this form is estimated to average 30 minutes per response, including the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to the Information Collection Clearance Officer, Mail Stop 4230, Minerals Management Service, 1849 C Street, NW, Washington, DC 20240.

MMS FORM MMS-151 (June 2006)	Page 1 of 2

Part B – Certification and Acceptance

1.	Assignor(s) certifies it is the owner of the record title interest in the above-described lease that is hereby assigned to the Assignee(s) specified above.

2.	DEBARMENT COMPLIANCE: Assignee shall comply with the Department of the Interior’s nonprocurement debarment and suspension regulations as required by Subpart C of 43 CFR Part 42 and shall communicate the requirement to comply with these regulations to persons with whom it does business related to this record title interest assignment by including this term in its contracts and transactions.

3.	EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION COMPLIANCE CERTIFICATION: Assignor(s) and Assignee(s) certify that they are in full compliance with Equal Opportunity Executive Order 11246, as amended, and the implementing regulations at 41 CFR 60-01 - Obligations of Contractors and Subcontractors; and 41 CFR 60-2 - Affirmative Action Programs. These requirements are for the purpose of preventing discrimination against persons on the basis of race, color, religion, sex, or national origin. These regulations have specific performance requirements.

4.	Assignee’s execution of this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein. Applicable terms and conditions include, but are not limited to, an obligation to conduct all operations on the leasehold in accordance with the terms and conditions of the lease, to condition all wells for proper abandonment, to restore the leased lands upon completion of any operations as described in the lease, and to furnish and maintain bond(s) pursuant to regulations at 30 CFR 256. This assignment is subject to the Outer Continental Shelf Lands Act of August 7, 1953, 67 Stat. 462; 43 U.S.C. 1331 et seq., as amended (the “Act”), and Assignee(s) is subject to, and shall fully comply with, all applicable regulations now or to be issued under the Act. Notwithstanding any agreement between the Assignor(s) and Assignee(s), the parties’ liability to the Minerals Management Service is governed by 30 CFR 256.

This Assignment of Record Title Interest will be made effective between the parties hereto as of December 1, 2006, upon approval by the Minerals Management Service, United States Department of the Interior.

This instrument may be executed in any number of counterparts, each of which will be deemed an original instrument, but all of which together shall constitute but one and the same instrument provided, however, this instrument and any other counterpart hereof, will not be binding unless and until executed by all of the parties, and will not be accepted by the Minerals Management Service unless all counterparts are filed simultaneously.

I certify that the statements made herein by the undersigned are true, complete and correct to the best of my knowledge and belief and are made in good faith.

Title 18 U.S.C. Sec. 1001 makes it a crime for any person knowingly and willfully to make to any Department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

ASSIGNOR		ASSIGNOR
Rosetta Resources Offshore, LLC (02852)

By:		By:
Name:	B. A. Berilgen	Name:
Title:	President & Chief Executive Officer	Title:

Execution Date		Execution Date

ASSIGNEE		ASSIGNEE
Contango Operators, Inc. (02503)

By:		By:
Name:	Kenneth R. Peak	Name:
Title:	Chairman and Secretary	Title:

Execution Date		Execution Date

Attach Notary Acknowledgement (not mandatory)

MMS FORM MMS-151 (June 2006)	Page 2 of 2

EXHIBIT “A”

to Assignment of Operating Rights Interest in

Federal OCS Oil and Gas Lease OCS-G 26124

by Rosetta Resources Offshore, LLC to Contango Operators, Inc.

(the “Assignment”)

Witnesses to signature for Rosetta Resources Offshore, LLC, Assignor on Form MMS-151 to which this Exhibit “A”: is attached:

Printed Name:	Lane M. Kincannon

Printed Name:

Witnesses to signature of Assignee on Form MMS-151 to which this Exhibit “A” is attached:

Printed Name:

Printed Name:

ACKNOWLEDGEMENT

(of Assignor’s signature on Form MMS-151 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared B. A. Berilgen, to me, Notary, personally known, who being by me duly sworn did say that he is the President & Chief Executive Officer of Rosetta Resources Offshore, LLC, a Delaware limited liability corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

2

ACKNOWLEDGEMENT

(of Assignor’s signature on Form MMS-151 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared Kenneth R. Peak, to me, Notary, personally known, who being by me duly sworn did say that he is the Chairman and Secretary of Contango Operators, Inc. a Delaware corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

3

Exhibit A

STATE OF LOUISIANA	}

OUTER CONTINENTAL SHELF	}

OFFSHORE LAFOURCHE PARISH	}

In further consideration of this Assignment, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, all of Assignor’s right, title and interest in and to the following (together with the mineral lease conveyed on the first page and more fully described above in this Assignment (the “Lease”), the “Assets”):

a. the existing well(s) located on the Lease (the “Well”) and more fully described as:

    None

b. all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Lease;

c. all of the oil and gas and associated hydrocarbons, crude oil, natural gas, condensate or products in storage secured after the effective date shown above, in, under produced from or otherwise attributable to the Lease and Well;

d. to the extent assignable and applicable to the Assets, all licenses, servitudes, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Assignor, in whole or in part, and are appurtenant to the Lease to the extent that the same are in force or effect and relate to periods after December 1, 2006 (the “Effective Date”);

e. to the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Lease or the use thereof; and

f. all of Assignor’s files, records and data relating to the Lease and the property described in (a) through (e) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; geophysical, seismic and geological records, data, studies and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents.

THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, EXCEPT THAT ASSIGNOR WARRANTS AND WILL DEFEND TITLE TO THE ASSETS CONVEYED UNTO ASSIGNEE FROM AND AGAINST ALL PERSONS CLAIMING THE ASSETS OR ANY PART THEREOF BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.

4

NOTWITHSTANDING THE FOREGOING, ASSIGNOR WARRANTS THAT IT IS CONVEYING TO ASSIGNEE A NET REVENUE INTEREST IN THE LEASE OF NOT LESS THAN TWENTY PERCENT (20.00%).

ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS” AND “WHERE IS” AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given with respect to the Assets, Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets.

Assignee assumes and agrees to timely pay, perform and otherwise discharge, without recourse to Assignor or its affiliates, all of the plugging and abandonment liabilities relating to or arising out of the Asset, and hereby agrees to indemnify, release and hold Assignor harmless from and against any and all plugging and abandonment costs, fees, expenses, claims and liability.

This Assignment, including but not limited to the additional terms and conditions in this Exhibit A, binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

THIS ASSIGNMENT IS MADE SUBJECT TO, AND ASSIGNEE ASSUMES AND SHALL BE BOUND BY THE FOLLOWING:

(1) Oil and gas Lease No. OCS-G 26124 dated effective May 1, 2004, by and between the United States of America, Lessor and Contango Offshore Exploration, LLC, Lessee, covering all of Block 72, Grand Isle Area, OCS Leasing Map, Louisiana Map No. 7.

(2) That certain assignment of Record Title Interest dated effective                              by and between Contango Offshore Exploration, LLC, as Assignor to Contango Operators, Inc., Centaurus Gulf of Mexico, LLC and Olympic Energy Partners, LLC, Assignees, conveying Fifty Percent (50%) Record Title working interest in and under the Lease.

(3) That certain Assignment of Overriding Royalty Interest dated effective August 15, 2005 between Contango Offshore Exploration, LLC as Assignor to Linda G. Ferszt, et al. Assignee, conveying a 1.666666% of 8/8ths overriding royalty interest in and under the Lease.

(4) That certain Assignment of Overriding Royalty Interest dated effective May 1, 2004 between Contango Offshore Exploration, LLC as Assignor to Linda G. Ferszt, et al. Assignee, conveying a 1.6667% of 8/8ths overriding royalty interest in and under the Lease.

5

(5) That certain Participation Agreement with Joint Operating Agreement dated September 1, 2005, by and between Contango Offshore Exploration, LLC and Centaurus Gulf of Mexico, LLC, et al.

(6) This Assignment is made subject to the Purchase and Sale Agreement between Assignor and Assignee dated December 14, 2006 (the “Purchase and Sale Agreement”). If there is any conflict between the terms of this Assignment and the terms of the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control in all respects and shall not merge into the terms of this Assignment.

6

U. S. Department of the Interior Minerals Management Service	OMB Control Number: 1010-0006 OMB Approval Expires: March 31, 2007

OCS-G 26124
Lease No.
ASSIGNMENT OF RECORD TITLE INTEREST IN FEDERAL OCS OIL AND GAS LEASE	May 1, 2004
Lease Effective Date

New Lease No. (MMS Use Only)

Part A: Assignment

Legal description of land/area being assigned:

All of Block 72, Grand Isle Area, as shown on OCS Leasing Map, Louisiana Map No. 7.

Assignor(s) does hereby sell, assign, transfer, and convey unto Assignee(s) the following undivided right, title and interest:

Insert name and Company number of each Assignor and Assignee.

Assignor(s):	Percentage Interest Conveyed
Contango Operators, Inc. (02503)	25.00%

Assignee(s):	Percentage Interest Received
Rosetta Resources Offshore, LLC (02852)	25.00%

The approval of this assignment is restricted to record title interest only.

☒	Exhibit “A,” which sets forth other provisions between Assignor(s) and Assignee(s), is attached to and made a part of this assignment.

For MMS Use only — Do Not Type Below This Line

This Assignment of Record Title Interest has been filed as of the date stamped on this document and hereby approved by the Minerals Management Service on the date below.

By
	Authorized Official for MMS	Title	Approval Date

Paperwork Reduction Act of 1995 (PRA) Statement: The PRA (44 U.S.C. 3501 et seq.) requires us to inform you that we collect this information to use in the adjudication process involved in leasing and lease operations. The MMS uses the information to track ownership of leases in the Federal OCS. Responses are mandatory (43 U.S.C. 1334). Proprietary data are covered under 30 CFR 250.196. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB Control Number. Public reporting burden of this form is estimated to average 30 minutes per response, including the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to the Information Collection Clearance Officer, Mail Stop 4230, Minerals Management Service, 1849 C Street, NW, Washington, DC 20240.

MMS FORM MMS-150 (June 2006)	Page 1 of 2

Part B – Certification and Acceptance

5.	Assignor(s) certifies it is the owner of the record title interest in the above-described lease that is hereby assigned to the Assignee(s) specified above.

6.	DEBARMENT COMPLIANCE: Assignee shall comply with the Department of the Interior’s nonprocurement debarment and suspension regulations as required by Subpart C of 43 CFR Part 42 and shall communicate the requirement to comply with these regulations to persons with whom it does business related to this record title interest assignment by including this term in its contracts and transactions.

7.	EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION COMPLIANCE CERTIFICATION: Assignor(s) and Assignee(s) certify that they are in full compliance with Equal Opportunity Executive Order 11246, as amended, and the implementing regulations at 41 CFR 60-01 - Obligations of Contractors and Subcontractors; and 41 CFR 60-2 - Affirmative Action Programs. These requirements are for the purpose of preventing discrimination against persons on the basis of race, color, religion, sex, or national origin. These regulations have specific performance requirements.

8.	Assignee’s execution of this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein. Applicable terms and conditions include, but are not limited to, an obligation to conduct all operations on the leasehold in accordance with the terms and conditions of the lease, to condition all wells for proper abandonment, to restore the leased lands upon completion of any operations as described in the lease, and to furnish and maintain bond(s) pursuant to regulations at 30 CFR 256. This assignment is subject to the Outer Continental Shelf Lands Act of August 7, 1953, 67 Stat. 462; 43 U.S.C. 1331 et seq., as amended (the “Act”), and Assignee(s) is subject to, and shall fully comply with, all applicable regulations now or to be issued under the Act. Notwithstanding any agreement between the Assignor(s) and Assignee(s), the parties’ liability to the Minerals Management Service is governed by 30 CFR 256.

This Assignment of Record Title Interest will be made effective between the parties hereto as of December 1, 2006, upon approval by the Minerals Management Service, United States Department of the Interior.

This instrument may be executed in any number of counterparts, each of which will be deemed an original instrument, but all of which together shall constitute but one and the same instrument provided, however, this instrument and any other counterpart hereof, will not be binding unless and until executed by all of the parties, and will not be accepted by the Minerals Management Service unless all counterparts are filed simultaneously.

I certify that the statements made herein by the undersigned are true, complete and correct to the best of my knowledge and belief and are made in good faith.

Title 18 U.S.C. Sec. 1001 makes it a crime for any person knowingly and willfully to make to any Department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

ASSIGNOR		ASSIGNOR
Contango Operators, Inc. (02503)

By:		By:
Name:	Kenneth R. Peak	Name:
Title:	Chairman and Secreatary	Title:

Execution Date		Execution Date

ASSIGNEE		ASSIGNEE
Rosetta Resources Offshore, LLC (02852)

By:		By:
Name:	B. A. Berilgen	Name:
Title:	President	Title:

Execution Date		Execution Date

Attach Notary Acknowledgement (not mandatory)

MMS FORM MMS-150 (June 2006)	Page 2 of 2

EXHIBIT “A”

to Assignment of Record Title Interest in

Federal OCS Oil and Gas Lease OCS-G 26124

by Contango Operators, Inc.

to Rosetta Resources Offshore, LLC

(the “Assignment”)

Witnesses to signature for Contango Operators, Inc., Assignor on Form MMS-150 to which this Exhibit “A” is attached:

Printed Name:

Printed Name:

Witnesses to signature of Assignee on Form MMS-150 to which this Exhibit “A” is attached:

Printed Name:	Lane M. Kincannon

Printed Name:

ACKNOWLEDGEMENT

(of Assignor’s signature on Form MMS-150 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared Kenneth R. Peak, to me, Notary, personally known, who being by me duly sworn did say that he is the Chairman and Secretary of Contango Operators, Inc. a Delaware corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

2

ACKNOWLEDGEMENT

(of Assignee’s signature on Form MMS-150 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared B. A. Berilgen, to me, Notary, personally known, who being by me duly sworn did say that he is the President & Chief Executive Officer of Rosetta Resources Offshore, L.L.C., a Delaware limited liability corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

3

U. S. Department of the Interior Minerals Management Service	OMB Control Number: 1010-0006 OMB Approval Expires: March 31, 2007

OCS-G 26124
Lease No.
ASSIGNMENT OF RECORD TITLE INTEREST IN FEDERAL OCS OIL AND GAS LEASE	May 1, 2004
Lease Effective Date

New Lease No. (MMS Use Only)

Part A: Assignment

Legal description of land/area being assigned:

All of Block 72, Grand Isle Area, as shown on OCS Leasing Map, Louisiana Map No. 7.

Assignor(s) does hereby sell, assign, transfer, and convey unto Assignee(s) the following undivided right, title and interest:

Insert name and Company number of each Assignor and Assignee.

Assignor(s):	Percentage Interest Conveyed
Contango Operators, Inc. (02503)	25.00%

Assignee(s):	Percentage Interest Received
Rosetta Resources Offshore, LLC (02852)	25.00%

The approval of this assignment is restricted to record title interest only.

☒	Exhibit “A,” which sets forth other provisions between Assignor(s) and Assignee(s), is attached to and made a part of this assignment.

For MMS Use only — Do Not Type Below This Line

This Assignment of Record Title Interest has been filed as of the date stamped on this document and hereby approved by the Minerals Management Service on the date below.

By
	Authorized Official for MMS	Title	Approval Date

Paperwork Reduction Act of 1995 (PRA) Statement: The PRA (44 U.S.C. 3501 et seq.) requires us to inform you that we collect this information to use in the adjudication process involved in leasing and lease operations. The MMS uses the information to track ownership of leases in the Federal OCS. Responses are mandatory (43 U.S.C. 1334). Proprietary data are covered under 30 CFR 250.196. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB Control Number. Public reporting burden of this form is estimated to average 30 minutes per response, including the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to the Information Collection Clearance Officer, Mail Stop 4230, Minerals Management Service, 1849 C Street, NW, Washington, DC 20240.

MMS FORM MMS-150 (June 2006)	Page 1 of 2

Part B – Certification and Acceptance

9.	Assignor(s) certifies it is the owner of the record title interest in the above-described lease that is hereby assigned to the Assignee(s) specified above.

10.	DEBARMENT COMPLIANCE: Assignee shall comply with the Department of the Interior’s nonprocurement debarment and suspension regulations as required by Subpart C of 43 CFR Part 42 and shall communicate the requirement to comply with these regulations to persons with whom it does business related to this record title interest assignment by including this term in its contracts and transactions.

11.	EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION COMPLIANCE CERTIFICATION: Assignor(s) and Assignee(s) certify that they are in full compliance with Equal Opportunity Executive Order 11246, as amended, and the implementing regulations at 41 CFR 60-01 - Obligations of Contractors and Subcontractors; and 41 CFR 60-2 - Affirmative Action Programs. These requirements are for the purpose of preventing discrimination against persons on the basis of race, color, religion, sex, or national origin. These regulations have specific performance requirements.

12.	Assignee’s execution of this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein. Applicable terms and conditions include, but are not limited to, an obligation to conduct all operations on the leasehold in accordance with the terms and conditions of the lease, to condition all wells for proper abandonment, to restore the leased lands upon completion of any operations as described in the lease, and to furnish and maintain bond(s) pursuant to regulations at 30 CFR 256. This assignment is subject to the Outer Continental Shelf Lands Act of August 7, 1953, 67 Stat. 462; 43 U.S.C. 1331 et seq., as amended (the “Act”), and Assignee(s) is subject to, and shall fully comply with, all applicable regulations now or to be issued under the Act. Notwithstanding any agreement between the Assignor(s) and Assignee(s), the parties’ liability to the Minerals Management Service is governed by 30 CFR 256.

This Assignment of Record Title Interest will be made effective between the parties hereto as of December 1, 2006, upon approval by the Minerals Management Service, United States Department of the Interior.

This instrument may be executed in any number of counterparts, each of which will be deemed an original instrument, but all of which together shall constitute but one and the same instrument provided, however, this instrument and any other counterpart hereof, will not be binding unless and until executed by all of the parties, and will not be accepted by the Minerals Management Service unless all counterparts are filed simultaneously.

I certify that the statements made herein by the undersigned are true, complete and correct to the best of my knowledge and belief and are made in good faith.

Title 18 U.S.C. Sec. 1001 makes it a crime for any person knowingly and willfully to make to any Department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

ASSIGNOR		ASSIGNOR
Contango Operators, Inc. (02503)

By:		By:
Name:	Kenneth R. Peak	Name:
Title:	Chairman and Secretary	Title:

Execution Date		Execution Date

ASSIGNEE		ASSIGNEE
Rosetta Resources Offshore, LLC (02852)

By:		By:
Name:	B. A. Berilgen	Name:
Title:	President	Title:

Execution Date		Execution Date

Attach Notary Acknowledgement (not mandatory)

MMS FORM MMS-150 (June 2006)	Page 2 of 2

EXHIBIT “A”

to Assignment of Record Title Interest in

Federal OCS Oil and Gas Lease OCS-G 26124

by Contango Operators, Inc.

to Rosetta Resources Offshore, LLC

(the “Assignment”)

Witnesses to signature for Contango Operators, Inc., Assignor on Form MMS-150 to which this Exhibit “A” is attached:

Printed Name:

Printed Name:

Witnesses to signature of Assignee on Form MMS-150 to which this Exhibit “A” is attached:

Printed Name:	Lane M. Kincannon

Printed Name:

1

ACKNOWLEDGEMENT

(of Assignor’s signature on Form MMS-150 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared Kenneth R. Peak, to me, Notary, personally known, who being by me duly sworn did say that he is the Chairman and Secretary of Contango Operators, Inc. a Delaware corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

2

ACKNOWLEDGEMENT

(of Assignee’s signature on Form MMS-150 to which this

Exhibit “A” is attached)

STATE OF TEXAS

COUNTY OF HARRIS

On this          day of December, 2006, before me and the two named competent witnesses appeared B. A. Berilgen, to me, Notary, personally known, who being by me duly sworn did say that he is the President & Chief Executive Officer of Rosetta Resources Offshore, L.L.C., a Delaware limited liability corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

Notary’s Printed Name

Notary’s Commission Expiration Date

3

Exhibit A

STATE OF LOUISIANA	}

OUTER CONTINENTAL SHELF	}

OFFSHORE LAFOURCHE PARISH	}

In further consideration of this Assignment, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, all of Assignor’s right, title and interest in and to the following (together with the mineral lease conveyed on the first page and more fully described above in this Assignment (the “Lease”), the “Assets”):

a. the existing well(s) located on the Lease (the “Well”) and more fully described as:

Well Name	API	Operator	WI	NRI
OCS–G 26124 #1	17-7174095600	Contango Operators, Inc.	25.00%	20.00%

b. all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Lease;

c. all of the oil and gas and associated hydrocarbons, crude oil, natural gas, condensate or products in storage secured after the effective date shown above, in, under produced from or otherwise attributable to the Lease and Well;

d. to the extent assignable and applicable to the Assets, all licenses, servitudes, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Assignor, in whole or in part, and are appurtenant to the Lease to the extent that the same are in force or effect and relate to periods after December 1, 2006 (the “Effective Date”);

e. to the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Lease or the use thereof; and

f. all of Assignor’s files, records and data relating to the Lease and the property described in (a) through (e) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; geophysical, seismic and geological records, data, studies and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents.

4

THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, EXCEPT THAT ASSIGNOR WARRANTS AND WILL DEFEND TITLE TO THE ASSETS CONVEYED UNTO ASSIGNEE FROM AND AGAINST ALL PERSONS CLAIMING THE ASSETS OR ANY PART THEREOF BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.

NOTWITHSTANDING THE FOREGOING, ASSIGNOR WARRANTS THAT IT IS CONVEYING TO ASSIGNEE A NET REVENUE INTEREST IN THE LEASE OF NOT LESS THAN TWENTY PERCENT (20.00%).

ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS” AND “WHERE IS” AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given with respect to the Assets, Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets.

Assignee assumes and agrees to timely pay, perform and otherwise discharge, without recourse to Assignor or its affiliates, all of the plugging and abandonment liabilities relating to or arising out of the Asset, and hereby agrees to indemnify, release and hold Assignor harmless from and against any and all plugging and abandonment costs, fees, expenses, claims and liability.

This Assignment, including but not limited to the additional terms and conditions in this Exhibit A, binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

THIS ASSIGNMENT IS MADE SUBJECT TO, AND ASSIGNEE ASSUMES AND SHALL BE BOUND BY THE FOLLOWING:

(1) Oil and gas Lease No. OCS-G 26124 dated effective May 1, 2004, by and between the United States of America, Lessor and Contango Offshore Exploration, LLC, Lessee, covering all of Block 72, Grand Isle Area, OCS Leasing Map, Louisiana Map No. 7.

(2) That certain assignment of Record Title Interest dated effective                                               by and between Contango Offshore Exploration, LLC, as Assignor to Contango Operators, Inc., Centaurus Gulf of Mexico, LLC and Olympic Energy Partners, LLC, Assignees, conveying Fifty Percent (50%) Record Title working interest in and under the Lease.

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(3) That certain Assignment of Overriding Royalty Interest dated effective August 15, 2005 between Contango Offshore Exploration, LLC as Assignor to Linda G. Ferszt, et al. Assignee, conveying a 1.666666% of 8/8ths overriding royalty interest in and under the Lease.

(4) That certain Assignment of Overriding Royalty Interest dated effective May 1, 2004 between Contango Offshore Exploration, LLC as Assignor to Linda G. Ferszt, et al. Assignee, conveying a 1.6667% of 8/8ths overriding royalty interest in and under the Lease.

(5) That certain Participation Agreement with Joint Operating Agreement dated September 1, 2005, by and between Contango Offshore Exploration, LLC and Centaurus Gulf of Mexico, LLC, et al.

(6) This Assignment is made subject to the Purchase and Sale Agreement between Assignor and Assignee dated December 14, 2006 (the “Purchase and Sale Agreement”). If there is any conflict between the terms of this Assignment and the terms of the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control in all respects and shall not merge into the terms of this Assignment.

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Exhibit 3.2(B)

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources Offshore, LLC, as Buyer

NON- NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code (IRC) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law), will be transferor of the property and not the disregarded entity. To inform the transferee that withholding tax is not required upon the disposition of a U.S. real property interest by Contango Operators, Inc, a Delaware corporation (“Transferor”) the undersigned hereby certifies the following on behalf of the Transferor:

1.	Transferors are not foreign corporations, foreign partnerships, foreign trusts, or foreign estates (as those terms are defined in the IRC and Income Tax Regulations);

2.	Transferors are not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.	Transferor’s Federal Tax ID is:

Contango Operators, Inc: 76-0671750

4.	Transferor has an office address at 3700 Buffalo Speedway, Suite 960 Houston, Texas 77098.

Transferors understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

EXECUTED this          day of December, 2006.

Contango Operators, Inc

By:	Kenneth R. Peak
Its:	Chairman and Secretary

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SUBSCRIBED AND SWORN to before me this          day of                     , 2006.

Notary Public in and for the State of Texas
My commission expires

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Exhibit 3.2(C)

to Purchase and Sale Agreement by and between

Contango Operators, Inc., as Seller

and Rosetta Resources LLC, as Buyer

OFFICER’S CERTIFICATE

THIS OFFICER’S CERTIFICATE is delivered pursuant to that certain Purchase and Sale Agreement, dated December         , 2006, between Contango Operators, Inc as Seller, and Rosetta Resources Offshore LLC, as Buyer (the “Purchase and Sale Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given in the Purchase and Sale Agreement.

The undersigned officer of Contango Operators, Inc does hereby certify that:

(a)	All representations of. Contango Operators, Inc contained in the Purchase and Sale Agreement are true and correct in all material respects at and as of the date hereof as if such representations were made at and as of the date hereof; and

(b)	Contango Operators, Inc has performed and satisfied all material agreements in all material respects required by the Purchase and Sale Agreement to be performed and satisfied Contango Operators, Inc at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the          day of December, 2006.

Contango Operators, Inc

By:	Kenneth R. Peak
Its:	Chairman and Secretary

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Exhibit 7.1(E)

to Purchase and Sale Agreement by and between

Contango Operators, Inc, as Seller

and Rosetta Resources Offshore, LLC, as Buyer

NONE

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Exhibit 7.1(G)

to Purchase and Sale Agreement by and between

Contango Operators, Inc, as Seller

and Rosetta Resources Offshore, LLC, as Buyer

NONE

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